Wizzard Software Signs Twenty One New Customers in 4th Quarter to Use Speech Technology

PITTSBURGH -- (BUSINESS WIRE) -- December 17, 2003 -- Wizzard Software (OTCBB:
WIZD) announced today that twenty one (21) new companies have signed agreements in the fourth quarter of 2003, whereby they will include one or more of Wizzard's speech products in their own product offerings and pay Wizzard a royalty for each copy of the speech enabled product they distribute to their customers. Businesses in the medical, financial, communications, regulation compliance and governmental sectors use Wizzard's speech recognition and text-to-speech programming tools to add speech input and/or output to their products and services. Once these products have been developed, companies then sell their products or services to their new or existing customers, paying Wizzard a royalty on a per seat or per usage basis.

Wizzard does not attempt to predict the future royalty revenue from its customers, but management does believe that some of these newly speech enabled products have the potential to sell large quantities. Wizzard receives anywhere from $1.00 to $20.00 per copy distributed for the life of the product so long as it continues to contain speech technology offered by Wizzard.

In addition to the new customers Wizzard mentions above, the Company has also seen an increase in customers in the fourth quarter who have surpassed their minimum royalty obligations and have increased their commitments and future estimates for product sales, resulting in additional royalty revenues for Wizzard. Wizzard has also seen increases in companies incorporating speech into established, highly distributed product lines as opposed to brand new products with no customers at this time.

"We've been offering speech products for the last seven years and we are encouraged with the recent increase in companies including Wizzard's speech offerings in their products and services," says Chris Spencer, CEO of Wizzard Software Corporation. "We are seeing more businesses in the U.S. and Europe wanting to include speech in their products and we feel it is only a matter of time before speech becomes a "must have" technology for many niche and mass markets. We expect 2004 to be a strong year for both speech technology and Wizzard."

Additionally, Wizzard announced today that it has signed at least four new Master Consulting Services Agreements this quarter setting the stage for Wizzard to consult, develop and/or provide various support and other services to businesses wanting to include speech in their products or services.

"While many companies choose to incorporate speech technology into their products or services on their own, using Wizzard's programming tools, several of these companies are realizing the value of having Wizzard perform the work while they focus on their customers," says Gene Franz, Director, Sales and Marketing of Wizzard's Consulting Division. "Wizzard has been developing and supporting speech based applications for over seven years and businesses are realizing that in most cases, Wizzard can provide more accurate and productive speech based products at a significantly lower cost than if the customer were to perform the development work themselves."

About Wizzard Software

Founded in 1996, Wizzard Software has become a leader in the speech technology application development market. Wizzard architects solutions to business problems using its expertise in consulting, speech development tools and building speech based applications for the Desktop and Internet. Wizzard has achieved global recognition because of its expertise with voice communication whether it is via PC or telephone. Wizzard's successes have lead to expanding opportunities in both the government and commercial sectors. More information can be found in Wizzard's Investor's Corner at www.wizzardsoftware.com .

Legal Notice

Legal Notice Regarding Forward-Looking Statements: "Forward-looking Statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services, changes in our business strategies and acts of terror against the United States.

Contact:

Arthur Douglas and Associates
Art Batson, 407/478-1120 (Investor Relations)